Unless this certificate is presented by an authorized representative of The Depository Trust Company (the “Depository”) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depository and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

Unless and until it is exchanged in whole or in part for Debentures in definitive registered form, this registered Debenture may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

No.		$2,500,000,000
CUSIP:	36962G3M4
ISIN:	US36962G3M40
Common Code: 033091435

GENERAL ELECTRIC CAPITAL CORPORATION
6.375% Fixed to Floating Rate
USD Subordinated Debenture due 2067

PRINCIPAL AMOUNT: $2,500,000,000

MATURITY DATE: November 15, 2067, subject to earlier redemption as set forth on the reverse of this Debenture.

ISSUE DATE: November 15, 2007

INTEREST RATE:

FIXED RATE: Until November 15, 2017, 6.375% per annum.

FLOATING RATE: From and including November 15, 2017, an adjustable rate equal to 3-month LIBOR plus 2.289% per annum.

INTEREST PAYMENT DATES:

FIXED RATE PERIOD: May 15 and November 15, commencing May 15, 2008 (each a “Fixed Interest Payment Date”); provided, however, that with respect to interest accruing on this Debenture during the Fixed Rate Period, if any such Fixed Interest Payment Date is not a Business Day, then the payment of the interest payable on such date will be made on the next succeeding Business Day with the same force and effect as if made on such Fixed Interest Payment Date (and without any interest or other payment in respect of any such delay). If a redemption date falling during the Fixed Rate Period is not a Business Day, then payment of interest on such date will be made on the next succeeding Business Day with the same force and effect as it made on such redemption date (without any interest or other payment in respect of such delay).

FLOATING RATE PERIOD: In respect of each Interest Period (as defined below) during the Floating Rate Period (as defined below), February 15, May 15, August 15, and November 15, commencing February 15, 2018 (each a “Floating Interest Payment Date”; each Floating Interest Payment Date and Fixed Interest Payment Date is referred to herein as an “Interest Payment Date”); provided, however, that with respect to interest accruing on this Debenture during the Floating Rate Period, if any Floating Interest Payment Date is not a Business Day, then the Floating Interest Payment Date will be the next succeeding Business Day unless such Business Day is in the next calendar month in which case such Floating Interest Payment Date shall be the Business Day immediately preceding such day. Notwithstanding the foregoing, if the Maturity Date or earlier redemption date falling during the Floating Rate Period is not a Business Day, then payment of interest on such date will be made on the next succeeding Business Day with the same force and effect as if made on such Maturity Date or redemption date (without any interest or other payment in respect of such delay).

DEFERRAL OF INTEREST: Scheduled interest payments on this Debenture may be deferred for a period of up to 10 consecutive years as provided on the reverse hereof.

RECORD DATES: The Business Day prior to the relevant Interest Payment Date; provided, that if this Debenture is issued in definitive fully registered form, the Record Date shall be the fifteenth calendar day before the relevant Interest Payment Date.

GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (the “Company”), for value received, hereby promises to pay to Cede & Co., as nominee of The Depository Trust Company, or its registered assigns, the principal amount set forth above on the Maturity Date set forth above, and to pay interest thereon when due (subject to the deferral and other provisions set forth on the reverse hereof), at the interest rate described above, from and including the Issue Date of this Debenture, semi-annually in arrears with respect to interest accruing in the Fixed Rate Period and quarterly in arrears with respect to interest accruing in the Floating Rate Period, as set forth herein, until the principal hereof has been paid or duly made available for payment. Interest will accrue, notwithstanding any permitted deferral of payment, from and including the most recent Interest Payment Date, or, prior to the first Interest Payment Date, the Issue Date, to but excluding the next Interest Payment Date (without regard to any permitted deferral) or other date on which interest is due and payable in accordance with the terms of this Debenture by redemption, acceleration or maturity (each such period, an “Interest Period”). The amount of interest payable under this Debenture shall be rounded to the nearest one cent, half of one cent being rounded upwards.

          The interest paid or provided for on any Interest Payment Date will be paid to Cede & Co. or such other Person in whose name this Debenture is registered at the close of business on the Record Date next preceding such Interest Payment Date. In the event of a deferral of interest payments by the Company as set forth herein, all interest, including Additional Interest (as defined on the reverse hereof), then due shall be paid to the Person in whose name this

Debenture is registered at the close of business on the Record Date immediately prior to the Interest Payment Date at the end of the Extension Period (as defined on the reverse hereof). Notwithstanding the foregoing, payment of interest due and payable at maturity or upon earlier redemption shall be made to the Holder entitled to payment of principal or redemption amount, as applicable. Payment of the principal of, premium, if any, and interest on this Debenture will be made at the office of the Trustee, located at 101 Barclay Street, New York, New York, 10286 in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest on any Interest Payment Date (other than on the Maturity Date or date of earlier redemption) may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address appears in the Debenture Register or, subject to Section 4.02 of the Indenture (as defined on the reverse hereof), at the option of any Holder of $5,000,000 or more aggregate principal amount of Debentures, by wire transfer to an account that has been designated by such Person not less than fifteen days prior to the applicable Interest Payment Date.

          This Debenture will rank pari passu with each other series of Debt Securities established under the Indenture (unless otherwise provided with respect to such series of Debt Securities) and is subordinated to the Company’s Senior Indebtedness as set forth and to the extent provided in Article Fourteen of the Indenture.

          This Debenture may be redeemed by the Company prior to the Maturity Date as provided on the reverse hereof and in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Debt Securities of each affected series at the time Outstanding. The Indenture also contains provisions permitting the registered Holders of a majority in aggregate principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all Debentures, to waive certain defaults or noncompliance under the Indenture and their respective consequences. Any such waiver shall be conclusive and binding upon Holders and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Debenture.

          No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Debenture at the time, place and rates, and in the currency herein prescribed.

          The Debentures are issuable only in registered form without coupons in denominations of $5,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, the Debentures are exchangeable for a like aggregate principal amount of Debentures, as requested by the Holder surrendering the same.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture may be registered on the Debt Security register of the Company upon surrender of this Debenture for registration of transfer at the office of the Company in the Borough of Manhattan, The City of New York, State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and registrar for the Debentures duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          If an Event of Default with respect to this Debenture shall occur and be continuing, then, unless the principal of all the Debentures shall already be due and payable, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Debentures may declare the principal of all the Debentures due and payable in the manner and with the effect provided in the Indenture. Upon any such declaration the principal amount of and the accrued interest, including any Additional Interest (as defined on the reverse hereof), on all the Debentures shall become immediately due and payable.

          This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by manual signature of the Trustee under the Indenture.

          This Debenture is not a deposit in a depository institution and is not insured by the United States Federal Deposit Insurance Corporation, any other governmental agency or any other insurer.

          REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS DEBENTURE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FACE OF THIS DEBENTURE.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

[Seal]		GENERAL ELECTRIC CAPITAL
CORPORATION

By:
Name:
Title:
Attest:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

          This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of Authentication:

November 15, 2007

THE BANK OF NEW YORK,
as Trustee

By:
Authorized Signatory

(Reverse of Debenture)

     GENERAL ELECTRIC CAPITAL CORPORATION
6.375% Fixed to Floating Rate USD Subordinated Debenture due 2067

          This Debenture is one of a duly authorized series of Debt Securities of the Company designated as its 6.375% Fixed to Floating Rate USD Subordinated Debentures due 2067 (each a “Debenture” and collectively, the “Debentures”) issued under an Indenture for Subordinated Debentures, dated as of September 1, 2006, as supplemented (the “Indenture”), between the Company and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as Trustee (said trustee and any successor trustee herein referred to as the “Trustee”). The terms of this Debenture include those stated in the Indenture (and all indentures supplemental thereto) and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Debentures and of other Debt Securities issuable under the Indenture, and the terms upon which the Debentures are, and are to be, authenticated and delivered. The definitions of terms in and the provisions of this Debenture shall modify and supplement the Indenture, solely with respect to this Debenture, to the extent permitted under the Indenture. All terms not defined in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          After the completion of the issuance of which this Debenture is a part, the Company may, from time to time, create and issue additional Debt Securities of this series having the same terms and conditions as the Debentures in all respects, except for issue date, issue price and, if applicable, the date from which interest shall accrue or first be paid. Such additional Debt Securities will be consolidated with and will form a single series with the Debentures.

Interest

Fixed Rate

          During the period from and including the Issue Date of this Debenture to but excluding November 15, 2017 (the “Fixed Rate Period”), this Debenture will bear interest on the outstanding principal amount hereof at an annual rate equal to 6.375%, payable semi-annually in arrears (subject to any permitted deferral) on each Interest Payment Date as set forth on the face hereof.

          During the Fixed Rate Period, interest will be calculated on the basis of a 360 day year comprised of twelve 30 day months.

Floating Rate

          During the period from and including November 15, 2017 to but excluding November 15, 2067 (the “Floating Rate Period”), this Debenture will bear interest on the outstanding principal amount hereof at an adjustable rate for each quarterly period equal to 3-month LIBOR plus 2.289% per annum, payable quarterly in arrears (subject to any permitted deferral) on each Interest Payment Date as set forth on the face hereof.

          During the Floating Rate Period, the amount of interest for each day that this Debenture is Outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect by 360 and multiplying the result by the outstanding principal amount of this Debenture. The amount of interest payable with respect to each Interest Period in the Floating Rate Period will be calculated by adding the Daily Interest Amounts for each day in such Interest Period. All percentages resulting from any interest rate calculation will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point.

Additional Interest

          Interest that is not paid on this Debenture on the applicable Interest Payment Date will bear additional interest (“Additional Interest”) at the then applicable rate per annum for this Debenture, compounded semi-annually during the Fixed Rate Period and quarterly during the Floating Rate Period.

          The Trustee will act as paying agent (the “Paying Agent”) for the Debentures.

Calculation Agent

          Calculations relating to 3-month LIBOR will be made by a calculation agent (the “Calculation Agent”), an institution appointed by the Company as the Company’s agent for this purpose. The Calculation Agent initially is The Bank of New York. The Company may appoint a different institution to serve as Calculation Agent from time to time after the Issue Date of this Debenture, pursuant to the calculation agent agreement (the “Calculation Agreement”) with respect to this Debenture, dated as of September 15, 2006, between the Company and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as Calculation Agent for this Debenture, without the consent of Holders and without notifying Holders of the change. Absent manifest error, the calculations made pursuant to the Calculation Agreement will be binding on the Company and each Holder of Debentures.

Option to Defer Interest Payments

          So long as no Event of Default applicable to the Debentures has occurred and is continuing, the Company may defer all payment of interest on the Outstanding Debentures for a period (an “Extension Period”) effective for interest accruing as of the first day of any Interest Period (the “Start Date”) and extending not longer than the earlier of (a) the tenth anniversary of the Start Date, and (b) the Maturity Date for the Debentures (such final date being herein referred to as the “Maximum Extension Date”). No Extension Period shall end on a date other than an Interest Payment Date or the Maturity Date; provided that in connection with a redemption of the Debentures in whole, the Company may elect to end an Extension Period on the applicable redemption date. Until the end of any Extension Period for the Debentures (including any permitted extension thereof), no interest shall be due and payable thereon, except for interest due and payable on the Start Date with respect to the prior Interest Period. To the extent permitted by applicable law, interest on deferred amounts will accrue during an Extension Period from the first Interest Payment Date following the Start Date and will be compounded on subsequent Interest Payment Dates (semi-annually during the Fixed Rate Period or quarterly during the Floating Rate Period), at the then applicable rate of interest on this Debenture. On the Interest

Payment Date falling at the end of an Extension Period as determined below (the “End Date”), the redemption date for all Outstanding Debentures, or the Maturity Date, as applicable, the Company will be obligated to pay all accrued and unpaid interest, including Additional Interest. Deferral for a new Extension Period (other than the extension of an existing Extension Period as described below) may occur only if all amounts due and payable on the Debentures (including Additional Interest) in respect of any previous Extension Period have been paid in full on or after the End Date for such Extension Period.

          The Company shall give the Trustee, for distribution to Holders of Debentures as of the immediately preceding Record Date, notice that the Company has elected to commence an Extension Period, such notice to be given by the Company at least five but not more than fifteen days before the Interest Payment Date relating to the first Interest Period in the Extension Period during which interest will be deferred. Such notice shall specify the Start Date and an End Date not later than the Maximum Extension Date; provided that the Company may elect to modify any End Date to an earlier or later date prior to the Maximum Extension Date in accordance with the terms set forth in the Indenture by notice given to the Trustee for distribution to the Holders described above. Notwithstanding the foregoing, in the event that the amount of interest made available to the Paying Agent is not sufficient, or if no amount is made available, to pay interest then due on any Interest Payment Date (including the End Date of an Extension Period) that is not a Maximum Extension Date, no funds shall be applied to payment of such interest by the Paying Agent and if the required amount is not provided within five days after notice from the Trustee to the Company, the full amount of interest otherwise due and payable on such Interest Payment Date shall be (a) with respect to an Interest Payment Date that does not fall within an Extension Period, deemed deferred (without any prior notice of deferral) with the preceding Interest Payment Date being the Start Date of an Extension Period having as its End Date the earlier of the next succeeding Interest Payment Date after such deemed deferral and the Maximum Extension Date, or (b) with respect to an Interest Payment Date that is an End Date, deemed further deferred by an extension of the Extension Period (without any prior notice of modification of the Extension Period) to a new End Date that shall be the earlier of the next Interest Payment Date and the Maximum Extension Date; provided, however, that the provisions of this sentence shall not apply to any interest that shall become due and payable solely by reason of a redemption of the Debentures. In the event of any deferral or extension pursuant to clause (a) or (b) of the preceding sentence, notice shall be promptly given to the Holders of the Debentures as of the close of business on the immediately preceding Record Date indicating the current amount and terms of any deferral, provided that the failure to give such notice shall not affect the rights of the Company hereunder, including, without limitation, the ability of the Company to defer interest as provided herein. In the event a sufficient amount of interest is not made available to the Paying Agent on a particular Interest Payment Date (other than the Maximum Extension Date) on which payment is otherwise due, and appropriate amounts are not provided in time to avoid initiating or extending an Extension Period, any partial amounts made available shall be delivered and held by the Trustee for application on the next date on which interest is due and payable under the terms of this Debenture or returned to the Company at its direction.

Redemption

          This Debenture shall not be subject to redemption by the Holder or by the Company, except as provided below.

          Subject to the provisions of Article Three of the Indenture, the Debentures may be redeemed by the Company at any time prior to November 15, 2017 in whole but not in part at the Company’s option upon not less than 30 nor more than 60 days’ prior written notice mailed by first-class mail to the Trustee and to each Holder’s address, at the Make-Whole Redemption Amount (as defined below). Notwithstanding anything in the Indenture to the contrary, notice of the foregoing redemption need not set forth the redemption amount but only the manner of calculation thereof. The Company shall give the Trustee notice of the redemption amount promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation.

          Subject to the provisions of Article Three of the Indenture, this Debenture may be redeemed, in whole or in part, at any time on and after November 15, 2017 at the Company’s option upon not less than 30 nor more than 60 days’ prior written notice mailed by first-class mail to the Trustee and to each Holder’s registered address, at a redemption amount equal to 100% of the principal amount of this Debenture so redeemed, and accrued and unpaid interest, including Additional Interest, if any, to but not including the redemption date, provided that if this Debenture is not redeemed in whole, at least $25 million aggregate principal amount of Debentures (excluding Debentures held by the Company or any of the Company’s affiliates) must remain outstanding immediately after any such partial redemption.

          Subject to the provisions of Article Three of the Indenture, if, at any time prior to November 15, 2017, a Tax Event occurs and is continuing, the Company will, within 90 days following the occurrence of such Tax Event, elect to either (i) redeem the Debentures in whole (but not in part) on a date prior to November 15, 2017, upon not less than 30 nor more than 60 days’ prior written notice, mailed by first-class mail to the Trustee and to each Holder’s registered address, at the Make–Whole Redemption Amount (a “Tax Event Redemption”) or (ii) allow the Debentures to remain Outstanding, provided that in the case of clause (i), if at the time there is available to the Company the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similarly reasonable measure that in the Company’s sole judgment has or will cause no adverse effect on the Company, the Company will pursue such measure in lieu of redemption.

          Notwithstanding anything herein to the contrary, no redemption of the Debentures shall be made during an Extension Period other than a redemption in whole or in part on the End Date on which all accrued and unpaid interest due and payable, including any Additional Interest, has been paid on all Outstanding Debentures for all Interest Periods terminating on or prior to the redemption date.

          If less than all the Debentures are to be redeemed, the Company will give the Trustee notice not less than 60 days prior to the redemption date as to the aggregate principal amount of Debentures to be redeemed, and the Trustee shall select or cause to be selected, in such manner as in its sole discretion it shall deem appropriate and fair, the Debentures or portions thereof to be redeemed. A Debenture may be redeemed in part only in a principal amount equal to an authorized denomination thereof.

Redemption Procedures

          If the Company gives a notice of redemption in respect of this Debenture (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the Business Day prior to the redemption date, subject to the provisions of Sections 3.02 and 4.04 of the Indenture in the case that the Company is acting as its own Paying Agent, the Company will deposit with the Paying Agent funds sufficient to pay such amount in respect of this Debenture and will give such Paying Agent irrevocable instructions and authority to pay such amounts to the Holder of record of this Debenture upon surrender of this Debenture.

          Notwithstanding any requirements or provisions to the contrary in the Indenture, if notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the Holder of the portion of this Debenture so called for redemption will cease, except the right of such Holder to receive the redemption amount, but without interest on such redemption amount. In the event that any redemption date of this Debenture is not a Business Day, then payment of the redemption amount will be made on the next succeeding day that is a Business Day with the same force and effect as if made on such redemption date (and without any interest or other payment in respect of any such delay). In the event that payment of the redemption amount in respect of this Debenture is improperly withheld or refused and not made by the Company, interest on this Debenture will continue to accrue and compound from the original redemption date to the date of payment.

Tax Treatment of this Debenture

          By acceptance of this Debenture, or a beneficial interest therein, the Holder and each beneficial owner of this Debenture agrees with the Company that this Debenture constitutes debt and that it will treat this Debenture as debt for United States federal, state and local tax purposes.

Governing Law

          This Debenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

Certain Definitions:

          “3-month LIBOR,” with respect to an Interest Period in the Floating Rate Period, means the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period that appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on the second London Banking Day immediately preceding the first day of such Interest Period. If 3-month LIBOR cannot be so determined, the Calculation Agent (after consultation with the Company) will select four major banks in the London interbank market. The Calculation Agent will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the second London Banking Day immediately preceding the first day of such Interest Period. These quotations will be for deposits in U.S. dollars for a three-month period beginning on the first day of such Interest Period. Offered quotations must be based on a principal amount that is representative of a single transaction in U.S. dollars in that market at the time. If two or more quotations are provided, 3-month LIBOR for the Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the Calculation Agent (after consultation with the Company) will select three rates quoted by three major banks in New York City, on the second London Banking Day immediately preceding the first day of such Interest Period. The rates quoted will be for loans in U.S. dollars to leading European banks for a three-month period beginning on the first day of such Interest Period. Rates quoted must be based on a principal amount that is representative of a single transaction in U.S. dollars in that market at the time. If fewer than three New York City banks are quoting rates, 3-month LIBOR for the applicable Interest Period will be the same as for the immediately preceding Interest Period, or, in the case of the first Interest Period in the Floating Rate Period, 4.8975% per annum.

          “Business Day” means any day other than a Saturday or Sunday or any other day on which banking institutions are generally authorized or obligated by law or regulation to close in The City of New York or, during the Floating Rate Period, in London, England.

          “Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of this Debenture from the applicable redemption date to November 15, 2017 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most closely corresponding to November 15, 2017.

          “Comparable Treasury Price” means, with respect to any redemption date, (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

          “Independent Investment Banker” means one of the Reference Treasury Dealers selected by the Company, or if such firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

          “London Banking Day” means any day on which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

          “Make-Whole Redemption Amount” means an amount equal to the greater of (a) 100% of the principal amount of this Debenture plus accrued and unpaid interest, including deferred interest and Additional Interest, if any, to but excluding the redemption date and (b) the sum of: (i) the present value of the principal amount of this Debenture discounted from November 15, 2017, and (ii) the present value of each interest payment that is payable (or but for any deferral would be payable) on an Interest Payment Date after such redemption date (exclusive of interest accrued to the redemption date) to and including November 15, 2017, discounted from the relevant Interest Payment Date, in the case of each of (i) and (ii) to the redemption date on a semi-annual compounded basis, at a rate equal to the sum of (x) the Treasury Rate plus (y) in the case of a Tax Event Redemption, 50 basis points, and, in the case of a redemption for any other reason, 30 basis points and (iii) the amount of any accrued and unpaid interest (including deferred interest and Additional Interest) to but excluding the redemption date.

          “Reference Treasury Dealer” means each of (1) Goldman, Sachs & Co., Lehman Brothers Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer and (2) one other Primary Treasury Dealer selected by the Company after consultation with the Independent Investment Banker.

          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of the principal amount, quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

          “Reuters Page LIBOR01” means the display page on Reuters (or any successor service) (“Reuters”) on page LIBOR01 or any successor page as may replace such page on such service for the purpose of displaying the London interbank offered rates of major banks for deposits in U.S. dollars.

          “Tax Action” means any of (a) an amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) a judicial decision interpreting, applying, or clarifying such laws or regulations, (c) an administrative pronouncement or action that represents an official position (including a clarification of an official position) of the governmental authority or regulatory body making such administrative pronouncement or taking such action, or (d) a threatened challenge asserted in connection with an audit of the Company or any of the Company’s affiliates, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that have substantial similarities to this Debenture, which amendment or change is adopted or which proposed change, decision or pronouncement is announced or which action, clarification or threatened challenge occurs on or after the Issue Date of this Debenture.

          “Tax Event” means that the Company shall have requested and received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that as a result of a Tax Action there is more than an insubstantial risk that all or any portion of the interest payable by the Company with respect to the Debentures is not, or will not be, deductible as accrued by the Company for United States federal income tax purposes. For purposes of this definition, the time when interest accrues shall be determined under the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder, all as in effect as of the Issue Date of this Debenture.

           “Treasury Rate” means the yield, under the heading that represents the average for the week immediately prior to the applicable redemption date, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities,” for the maturity corresponding to the Comparable Treasury Issue (if there is no Comparable Treasury Issue with a maturity within three months before or after November 15, 2017, yields for the two published maturities most closely corresponding to November 15, 2017 will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month). If such release (or any successor release) is not published during the week preceding the applicable redemption date or does not contain such yields, “Treasury Rate” means the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

          The interest rate on the Debentures will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

          References to “days” in this Debenture are to calendar days.

______________________________________

          The following abbreviations, when used in the inscription on the face of the within Debenture, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by their entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian		under
	(Cut)		(Minor)

Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

______________________________________

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please insert social security or other identifying number of Assignee)

(Name and address of Assignee, including zip code, must be printed or typewritten.)

the within Debenture, and all rights thereunder, hereby irrevocably constituting and appointing to transfer the said Debenture on the books of the Company, with full power of substitution in the premises.

Date: _____________

Signature:

NOTICE: The signature to this assignment
must correspond with the name as it appears
upon the face of the within Debenture in every
particular, without alteration or enlargement or
any change whatever.

Signature(s) Guaranteed: _____________________________
 THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.